Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of ChampionsGate Acquisition Corporation

Opinion on the Financial Statement

We have audited the accompanying balance sheet of ChampionsGate Acquisition Corporation (the “Company”) as of May 29, 2025 and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of May 29, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statement has been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statement, the Company has no revenue, it incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. The Company’s cash and working capital are not sufficient to complete its planned activities for one year from the issuance date of the financial statement. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1 to the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2024.

New York, New York
June 4, 2025

CHAMPIONSGATE ACQUISITION CORPORATION

BALANCE SHEET

AS OF MAY 29, 2025

Assets
Current Assets
Cash	$464,339
Prepaid expenses	125,539
Prepaid expenses - related parties	12,704
Total Current Assets	602,582

Cash held in Trust Account	75,123,750
Total Assets	$75,726,332

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable and accrued expenses	$13,980
Promissory note - related party	426,975
Total Current Liabilities	440,955

Deferred underwriting commission payable	1,495,000
Total Liabilities	1,935,955

Commitments and Contingencies (Note 6)

Class A ordinary shares subject to possible redemption, 7,475,000 shares at redemption value of $10.05 per share	75,123,750

Shareholders’ Deficit:
Preference shares, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-
Class A ordinary shares, $0.0001 par value, 445,000,000 shares authorized, 1,142,125 shares issued and outstanding (excluding 7,475,000 shares subject to possible redemption)	114
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 1,370,161 shares issued and outstanding	137
Additional paid-in capital	-
Accumulated deficit	(1,333,624)
Total Shareholders’ Deficit	(1,333,373)
Total Liabilities and Shareholders’ Deficit	$75,726,332

The accompanying notes are an integral part of these financial statements.

CHAMPIONSGATE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation and Going Concern Consideration

ChampionsGate Acquisition Corporation (the “Company”) is a blank check company incorporated in the Cayman Islands on March 27, 2024 as an exempted company with limited liability. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location. The Company has elected December 31 as its fiscal year end.

As of May 29, 2025, the Company had not commenced any operations. For the period from March 27, 2024 (inception) through May 29, 2025, the Company’s efforts have been limited to organizational activities as well as activities related to the Initial Public Offering (“IPO”, see Note 3). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and/or interest income from the proceeds derived from the IPO and Private Placement (see Note 4).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Units (as defined below), although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully.

The Company’s founder and sponsor is ST Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the IPO and the Private Placement.

On May 29, 2025, the Company consummated IPO of 7,475,000 units (including 975,000 units issued upon the full exercise of the over-allotment option, the “Units”). Each Unit consists of one Class A ordinary share (the “Class A ordinary share”), $0.0001 par value per share, and one right (“Right”) to receive of one-eighth of one Class A ordinary share upon the completion of the initial Business Combination of the Company. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $74,750,000.

Simultaneously with the consummation (the “closing”) of the IPO and the sale of the Units, the Company consummated the Private Placement of 230,000 units (the “Private Placement Units”) to ST Sponsor Investment LLC (the “Sponsor HoldCo”), a Cayman Islands limited liability company which has one member, ST Sponsor Limited, the Company’s Sponsor, at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,300,000, which is described in Note 4. Each Private Placement Unit consists of one Class A ordinary share, and one Right to receive of one-eighth of one Class A ordinary share upon the completion of the initial Business Combination.

Transaction costs amounted to $3,259,220, consisting of $747,500 of underwriting commissions which was paid in cash at the closing date of the IPO, $1,495,000 of deferred underwriting commissions, $293,020 of the Representative Shares (discussed below), and $723,700 of other offering costs. At the IPO closing date, cash of $464,339 was held outside of the trust account (as defined below) and is available for the payment of accrued offering costs and for working capital purposes.

In conjunction with the IPO, the Company issued to the underwriter 112,125 Class A ordinary shares for no consideration (the “Representative Shares”). The fair value of the Representative Shares accounted for as compensation under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”) is included in the offering costs. The estimated fair value of the Representative Shares as of the IPO date totaled $293,020.

The Company’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriters’ fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial Business Combination. The Company will complete its initial Business Combination only if the post-transaction company in which its public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the IPO, management has agreed that at least $10.05 per Unit sold in the IPO will be held into a U.S.-based trust account (“trust account”). The funds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less, or in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act which invest solely in direct U.S. government treasury. Except with respect to divided and/or interest earned on the funds held in the trust account that may be released to the Company to pay the Company’s tax obligation, if any, the proceeds from the IPO and the sale of the Private Placement Units that are deposited and held in the trust account will not be released from the trust account until the earliest to occur of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the company’s second amended and restated memorandum and articles of association to (A) modify the substance or timing of obligation to redeem 100% of the Company’s public shares if the Company does not complete the Company’s initial Business Combination within 18 months from the closing of the IPO (or up to 27 months from the closing of the IPO if the Company extends the period of time to consummate a Business Combination by the full amount of time) (the “Combination Deadline”) provided that the Company’s sponsor and/or designees must deposit (the “extension loans”) into the trust account for each three months extension, $747,500, up to an aggregate of $1,495,000, on or prior to the date of the applicable deadline. or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of public shares if the company are unable to complete their initial Business Combination before the Combination Deadline, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer.

The ordinary shares subject to redemption will be accredited to the redemption value and classified as temporary equity upon the completion of the IPO, in accordance with ASC Topic 480, “Distinguishing Liabilities from Equity.” The Company has determined not to consummate any Business Combination unless the Company has net tangible assets of at least $5,000,001 upon such consummation in order to avoid being subject to Rule 419 promulgated under the Securities Act.

The Company will have until the Combination Deadline to complete its initial Business Combination. The Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor HoldCo and each member of management team have entered into an agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any insider shares (as defined in note 5 below) they hold if the Company fail to consummate an initial Business Combination before the Combination Deadline.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.05 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.05 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor have the Company independently verified whether the Company’s Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the company. Therefore, it cannot be assured that that the Sponsor would be able to satisfy those obligations. None of the officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Going Concern Consideration

As of May 29, 2025, the Company had a working capital of $161,627 excluding deferred underwriting commission payable. The Company expects to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s plans to address this need for capital through the Working Capital Loans, as defined below (see Note 5). In addition, if the Company is unable to complete a Business Combination before the Combination Deadline, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the required period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the Company’s inability to consummate the Business Combination to continue as a going concern.

Risks and Uncertainties

As a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $464,339 cash in bank as of May 29, 2025.

Cash Held in Trust Account

As of May 29, 2025, the Company had $75,123,750 in cash held in trust account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage (“FDIC”) of $250,000. As of May 29, 2025, $214,339 was over the FDIC limit. The Company has not experienced losses on the account.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — Expenses of Offering. Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet date that are directly related to the IPO and were charged to shareholders’ equity upon the completion of the IPO.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

●	Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

●	Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

The public Rights have been classified within shareholders’ deficit and will not require remeasurement after issuance. The public Rights were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs inherent in assumptions related to the market adjustments as noted below. The following table presents the quantitative information regarding market assumptions used in the valuation of the public Rights:

May 29, 2025
Unit value	$10.00
Share price	$9.67
Conversion ratio	12.5%
Probability of De-SPAC	30.0%
Discount of lack of marketability (DLOM)	2.0%
Fair value of each right	$0.33

Class A ordinary shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). Ordinary shares subject to mandatory redemption (if any) will be classified as a liability instrument and will be measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) will be classified as temporary equity. At all other times, ordinary shares will be classified as shareholders’ equity. In accordance with ASC 480-10-S99, the Company classifies the Class A ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. Given that the 7,475,000 Class A ordinary shares sold as part of the Units in the IPO were issued with other freestanding instruments (i.e., Rights), the initial carrying value of Class A ordinary shares classified as temporary equity has been allocated to the proceeds determined in accordance with ASC 470-20. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period.

As of May 29, 2025, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Gross Proceeds	$74,750,000
Less:
Proceeds allocated to Public Rights	(2,441,833)
Class A ordinary shares issuance cost	(3,135,464)
Plus:
Remeasurement of carrying value to redemption value	5,951,047
Class A ordinary shares subject to possible redemption, May 29, 2025	$75,123,750

Stock Compensation

The Company accounts for stock-based compensation expense in accordance with ASC 718, “Compensation — Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred. The Company has recognized stock-based compensation expense in the amount of $155,904 for the period from January 1, 2025 through May 29, 2025.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of May 29, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. The Company is considered to be an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s financial statements.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Segment Reporting

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which includes formation and operating costs and stock compensation expense.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On May 29, 2025, the Company sold 7,475,000 Units (including 975,000 Units issued upon the full exercise of the over-allotment option) in its IPO. Each Unit has an offering price of $10.00 and consists of one share of the Company’s Class A ordinary share and one Right. Each Right entitles the holder thereof to receive one-eighth of one Class A ordinary share upon completion of the Company’s initial Business Combination. The Company will not issue fractional shares. As a result, the holder must hold rights in multiples of 8 in order to receive shares for all of their rights upon closing of a Business Combination.

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor HoldCo purchased an aggregate of 230,000 Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $2,300,000 in the Private Placement. Each Private Placement Units was identical to the Units sold in the IPO, except that it will not be redeemable, transferable, assignable or salable by the Sponsor HoldCo until the completion of its initial Business Combination (except to certain permitted transferees).

Note 5 — Related Party Transactions

Insider Shares

On April 18, 2024, the Company issued 2,156,250 Class B ordinary shares, par value of $0.0001 each (the “Class B insider shares”), to the Sponsor for a purchase price of $25,000, or approximately $0.012 per share. On June 27, 2024, the Company issued additional 4,521,169 Class B ordinary shares, at par value of $452, which is accounted for as a nominal issuance to the sponsor. In total, an aggregate 6,677,419 Class B ordinary shares were issued to the Sponsor, at a per-share price of approximately $0.004 per share. On February 25, 2025, the Sponsor agreed to transfer all the insider shares it held to Sponsor HoldCo as capital contribution, in exchange for the issuance of 100 membership interests to the Sponsor and for the admission of the Sponsor as the sole member of the Sponsor HoldCo. On April 30, 2025, the Sponsor agreed to surrender 4,507,258 insider shares it held, as a result of which the Sponsor HoldCo owns 2,010,161 insider shares. On May 21, 2025, Sponsor HoldCo converted 800,000 Class B ordinary shares, par value $0.0001 per share, on a one-for-one basis to 800,000 Class A ordinary shares of the Company, par value $0.0001 per share (the “Class A insider shares”, with the Class B insider shares, the “insider shares”). As a result, the Sponsor HoldCo owns 800,000 Class A insider shares and 1,150,161 Class B insider shares.

On May 15, 2024, the Sponsor entered into a securities transfer agreement, pursuant to which the Sponsor transferred 100,000 Class B insider shares at the purchase price of $1,159.42 to Bala Padmakumar, the CEO, Chairman and Director of the Company, and 60,000 Class B insider shares at the purchase price of $695.65 to Evan M. Graj, the CFO and director of the Company, respectively. The fair value of these 160,000 shares transferred on the grant date was $33,760 or $0.211 per share per valuation performed by a third-party specialist. The Company accounted for the transfer under ASC 718 stock compensation (See Note 2 for details).

The share price was calculated using a scenario-based method, incorporating probabilities of both a de-SPAC and an IPO, with the total Unit value reaching $10 and the Right valued at one-eighth of the share price. Based on these probabilities, an indicated per share marketable value for the Founders Shares was determined, and a discount for lack of marketability, derived from the Finnerty model, was applied to yield a minority non-marketable fair value. The following criteria presents the quantitative information regarding market assumptions used in the founder share valuation performed by a third-party specialist:

May 15, 2024
Estimated Volatility	102.5%
Risk-free rate	4.67%
Spot price	$9.639
Discount of lack of marketability (DLOM)	27.02%

Concurrent with the offering, the Sponsor transferred an aggregate of 60,000 of its Class B insider shares, or 20,000 each to its three independent directors for their board service, for nominal cash consideration, of $696. The fair value of these 60,000 shares transferred on the grant date was $156,600 or $2.61 per share per valuation performed by a third-party specialist. The Company accounted for the transfer under ASC 718 stock compensation (See Note 2 for details).

The share price was calculated using a scenario-based method, incorporating probabilities of both a de-SPAC and an IPO, with the total Unit value reaching $10 and the Right valued at one-eighth of the share price. Based on these probabilities, an indicated per share marketable value for the Founders Shares was determined, and a discount for lack of marketability, derived from the Finnerty model, was applied to yield a minority non-marketable fair value. The following criteria presents the quantitative information regarding market assumptions used in the founder share valuation performed by a third-party specialist:

May 29, 2025
Per Share Value of Class A Ordinary Shares	$8.89
Probability of De-SPAC	30.0%
Per Share Value of Class B Ordinary Shares (Marketable Basis)	$2.67
Discount of lack of marketability (DLOM)	2.0%

Promissory Note — Related Party

On April 18, 2024, the Sponsor agreed to loan the Company up to $500,000 (the “Promissory Note”) to be used for a portion of the expenses of the IPO. As of May 29, 2025, the Company has an outstanding loan balance of $426,975. This Promissory Note is non-interest bearing, unsecured and is due at the earlier of (1) August 31, 2025, or (2) the date on which the Company consummates an initial public offering of its securities, unless accelerated upon the occurrence of an Event of Default. As of the date of this report, the Promissory Note has not been repaid.

Working Capital Loans

In addition, in order to meet the Company’s working capital needs following the consummation of the IPO if the funds not held in the trust account are insufficient, or to extend its life, its insiders, officers and directors or their affiliates/designees may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the Company’s initial Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes (“Working Capital Loans”) may be converted upon consummation of the Company’s Business Combination into working capital Units at a price of $10.00 per Unit. If the Company do not complete a Business Combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

As of May 29, 2025, the Company had no borrowings under the Working Capital Loans.

Prepaid Expenses - Related Parties

On May 21, 2024, the Company signed the offer letter with the CEO and CFO for compensation of $7,500 and $5,000 per month in cash and $10,000 and $6,000 per month in cash for the post-IPO period, respectively.

On May 11, 2025, the Company executed an amendment to the offer letter by and between the CEO and the Company, dated May 21, 2024, and an amendment to the offer letter by and between the CFO and the Company, dated May 21, 2024 (the two amendments, collectively, “Amendments”), to revise the terms of the management compensation. Effective on May 11, 2025, the Amendments provide that:

The CEO shall receive (i) monthly cash compensation of $7,500 for three months from the date of the offer letter until the IPO is consummated, (ii) monthly cash compensation of $7,500 for three months from the date the IPO is consummated and 90th date after the closing of the IPO, (iii) $22,500 upon the entry of a definitive agreement by the Company, (iv) $22,500 upon the closing of the Company’s initial business combination.

The CFO shall receive (i) monthly cash compensation of $5,000 for three months from the date of the offer letter until the IPO is consummated, (ii) monthly cash compensation of $5,000 for three months from the date the IPO is consummated and 90th date after the closing of the IPO, (iii) $15,000 upon the entry of a definitive agreement by the Company, (iv) $15,000 upon the closing of our initial business combination.

Certain payments or accrual made to-date under the original offer letters will be prospectively adjusted from amounts to be paid under the Amendments.

As of May 29,2025, prepaid salary expenses to the CEO and CFO amounted to $7,500 and $5,204, respectively.

Note 6 — Commitments and Contingencies

Underwriter Registration Rights

The holders of the insider shares, Private Placement Units (including securities contained therein) and Units (including securities contained therein) that may be issued on conversion of Working Capital Loans or extension loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the Company’s initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option to purchase up to an additional 975,000 Units solely to cover over-allotments, if any. The underwriters had exercised the over-allotment option.

The underwriter was paid a cash underwriting discount of $0.10 per Unit, or $747,500 at the closing of the IPO. In addition, the Company issued to the underwriters 112,125 Class A ordinary shares at the closing of the IPO.

In conjunction with the IPO, the Company issued to the underwriter 112,125 Class A ordinary shares for no consideration. The fair value of the Representative Shares accounted for as compensation under ASC 718 is included in the offering costs. The estimated fair value of the Representative Shares as of the IPO date totaled $293,020.

Additionally, the underwriter will be entitled to a cash underwriting discount of $0.20 per Unit to be paid in cash, or $1,495,000 for deferred underwriting commissions to be paid upon the completion of initial Business Combination. If the Company does not complete its initial Business Combination and subsequently liquidate, the trustee and underwriter has agreed that (i) it will forfeit any rights or claims to its deferred underwriting discounts and commissions then in the trust account upon liquidation, and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to the Company to pay its taxes or for working capital purposes (less up to $100,000 of interest to pay dissolution expenses).

Note 7 — Shareholder’s Equity

Preferred Share — The Company is authorized to issue 5,000,000 shares of preference share, $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of May 29, 2025, there were no preferred shares issued or outstanding.

Class A Ordinary Share — The Company is authorized to issue 445,000,000 shares of Class A ordinary share with $0.0001 par value. As of May 29, 2025, there were 1,142,125 shares of Class A ordinary share issued and outstanding, excluding 7,475,000 shares subject to possible redemption.

Class B Ordinary Share — The Company is authorized to issue 50,000,000 shares of Class B ordinary share with $0.0001 par value. On April 18, 2024, the Company issued an aggregate of 2,156,250 Class B Insider shares to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.012 per share. On June 27, 2024, the Company issued an additional of 4,521,169 Class B ordinary shares to the Sponsor at par value, for $452. On February 25, 2025, the Sponsor agreed to transfer all the Class B insider shares it held to Sponsor HoldCo as capital contribution, in exchange for the issuance of 100 membership interests to the Sponsor and for the admission of the Sponsor as the sole member of the Sponsor HoldCo. On April 30, 2025, the Sponsor agreed to surrender 4,507,258 Class B insider shares it held, as a result of which the Sponsor HoldCo owns 2,010,161 Class B insider shares. On May 21, 2025, Sponsor HoldCo converted 800,000 Class B ordinary shares, par value $0.0001 per share, on a one-for-one basis to 800,000 Class A ordinary shares of the Company, par value $0.0001 per share. As a result, the Sponsor HoldCo owns 800,000 Class A insider shares and 1,150,161 Class B insider shares, excluding 160,000 shares transferred to CEO and CFO and 60,000 shares transferred to three directors. As of May 29, 2025, an aggregate 1,370,161 Class B ordinary shares were issued and outstanding.

Rights

As of May 29, 2025, there were 7,475,000 public Rights included in the public Units outstanding and 230,000 private Rights included in the Private Placement Units outstanding. Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-eighth of one Class A ordinary share upon consummation of the Company’s initial Business Combination. In the event the Company will not be the surviving company upon completion of the Company’s initial Business Combination, each right will automatically be converted to receive the kind and amount of securities or properties of the surviving entity that each one-eighth of one Class A ordinary share underlying each right is entitled to upon consummation of the Business Combination subject to any dissenter rights under the applicable law. The Company will not issue fractional shares in connection with a conversion of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable Cayman Islands law. As a result, you must hold rights in multiples of eight in order to receive shares for all of your Class A ordinary shares underlying the rights upon closing of a Business Combination. If the Company are unable to complete an initial Business Combination within the required time period and the Company redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless. The Company shall reserve such amount of its profits or share premium in order to pay up the par value of each share issuable in respect of the rights.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date when these financial statements were issued. Based on this review, the Company did not identify any subsequent events that would require adjustment or disclosure in the financial statements.